UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 27, 2015
(Date of earliest event report)

WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01	Regulation FD Disclosure
Item 9.01	Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1	Press release dated January 30, 2015, announcing the election of David Bozeman to the Board of Directors of Weyerhaeuser Company

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2015, the Board of Directors of Weyerhaeuser Company (the "Company") elected David P. Bozeman as a new director of the Company, effective February 12, 2015. In connection with Mr. Bozeman's election, the number of directors constituting the Board of Directors of the Company will be increased from ten to eleven.

In accordance with the Company's director compensation program, Mr. Bozeman will be entitled to a cash retainer of $16,667 and a grant of restricted stock units valued at $16,667 (based on the average of the high and low price of the Company's common stock on the grant date of February 12, 2015), which represents a pro-ration of the annual director compensation based on the number of months he will serve from February 2015 to the date of the Company's 2015 Annual Meeting of Shareholders. If Mr. Bozeman is re-elected by shareholders at the 2015 Annual Meeting of Shareholders, he will receive a retainer of $220,000 of which $100,000 will be payable in cash and $120,000 will be payable in restricted stock units (based on the average of the high and low price of the Company's common stock on the grant date), in accordance with the Company's director compensation program.

Mr. Bozeman is senior vice president of Caterpillar Inc. with responsibility for the Caterpillar Enterprise System Group. Prior to his current role, from June 2010 to May 2013, he served as vice president of the Integrated Manufacturing Operations Division. From August 2009 to May 2010, he was vice president of the Core Components Business Unit and from October 2008 to July 2009, he served as general manager for the Specialty Products Business Unit. He joined Caterpillar in October 2008 from Harley-Davidson Motor Company, where he was vice president of Advanced Manufacturing responsible for developing and overseeing the implementation of advanced manufacturing technology.

Mr. Bozeman has not yet been named to a committee of the Board of Directors.

There are no transactions between Mr. Bozeman and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure

On January 30, 2015, the Company issued a press release regarding the election of Mr. Bozeman to the Board of Directors, a copy of which is furnished as Exhibit 99.1 hereto. This exhibit is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following items are filed as exhibits to this report:

Exhibit Number	Description

99.1	Press release dated January 30, 2015, announcing the election of David Bozeman to the Board of Directors of Weyerhaeuser Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Devin W. Stockfish
Name:	Devin W. Stockfish
Title:	Senior Vice President, General Counsel and Secretary

Date: January 30, 2015